UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 5, 2007

Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware	000-24597	84-1208770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5395 Pearl Parkway

Boulder, Colorado 80301

(Address of principal executive offices)

(303) 218-5455

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.02. Results of Operations and Financial Condition

On April 5, 2007, Carrier Access Corporation (the “Company”) issued a press release reporting its preliminary financial results for the first quarter ended March 31, 2007. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in Exhibit 99.1 is not filed but is furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 2.02 of Form 8-K.

Item 2.05. Costs Associated with Exit or Disposal Activities

On April 5, 2007, the Company announced plans to consolidate facilities, restructure and downsize some of its remote development centers and eliminate contractors to reduce research and development costs. The Company anticipates incurring restructuring and impairment charges of $500,000 to $1,000,000, of which $225,000 to $425,000 would be for one-time employee termination and relocation benefits, $200,000 to $400,000 would be for asset impairments for equipment, furniture and leasehold improvements, and $75,000 to $175,000 for facilities related costs, substantially all of which will be expensed in the second quarter of fiscal 2007. These charges would result in cash payments of approximately $450,000 during fiscal 2007.

Item 2.06. Material Impairments

The information called for by this item is contained in Item 2.05, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION

Date: April 9, 2007	By:	/s/ GARY GATCHELL
Gary Gatchell Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 5, 2007